Exhibit 99.1

DILIsym Services, Inc.

Financial Statements

Year Ended December 31, 2016

DILIsym Services, Inc.

Independent Auditors’ Report

Board of Directors and Stockholders

DILIsym Services, Inc.

Research Triangle Park, North Carolina

We have audited the accompanying financial statements of DILIsym Services, Inc., which comprise the balance sheet as of December 31, 2016, and the related statements of income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DILIsym Services, Inc., as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Raleigh, North Carolina

April 26, 2017

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DILIsym Services, Inc.

Balance Sheet

December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$812,949
Accounts receivable	267,823
Prepaid expenses	39,424
Total current assets	1,120,196

Property and equipment, net	6,241
Capitalized software costs, net	46,372
Intangible assets, net	149,828
Noncurrent deferred tax asset	3,491

Total assets	$1,326,128

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$55,839
Accrued expenses	57,971
Deferred revenue	356,468
Income tax payable	201,009
Total current liabilities	671,287

Total liabilities	671,287

Stockholders' equity:
Common stock, $0.0001 par value; 1,000,000 shares authorized 766,027 shares issued and outstanding	766
Additional paid-in capital	1,439
Retained earnings	952,636
Less: treasury stock, 223,973 shares at $1.34 per share	(300,000)

Total stockholders' equity	654,841

Total liabilities and stockholders' equity	$1,326,128

See accompanying notes to the financial statements.

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DILIsym Services, Inc.

Statement of Income

Year Ended December 31, 2016

Revenue	$3,042,953

Operating expenses:
Research and development	1,426,566
General and administrative	557,644

Total operating expenses	1,984,210

Income from operations	1,058,743

Other income (loss):
Interest income	106
Interest expense	(721)
Other expenses	(1,770)

Total other income (loss)	(2,385)

Income before income taxes	1,056,358

Income tax expense	335,965

Net income	$720,393

See accompanying notes to the financial statements.

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DILIsym Services, Inc.

Statement of Stockholders' Equity

Year Ended December 31, 2016

			Additional				Total
	Common Stock		Paid-in	Retained	Treasury Stock		Stockholders'
	Shares	Amount	Capital	Earnings	Shares	Amount	Equity

Balance, December 31, 2015	766,027	$766	$–	$232,243	–	$–	$233,009

Repurchase treasury stock	–	–	–	–	545,000	(730,000)	(730,000)

Issuance of treasury stock	–	–	–	–	(321,027)	430,000	430,000

Share-based compensation	–	–	1,439	–	–	–	1,439

Net Income	–	–	–	720,393	–	–	720,393

Balance, December 31, 2016	766,027	$766	$1,439	$952,636	223,973	$(300,000)	$654,841

See accompanying notes to the financial statements.

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DILIsym Services, Inc.

Statement of Cash Flows

Year Ended December 31, 2016

Cash flows from operating activities:
Net income	$720,393
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,520
Share-based compensation	1,439
Deferred income tax expense	9,121
Changes in assets and liabilities:
Accounts receivable	57,964
Prepaid expenses	(18,657)
Accounts payable	40,819
Deferred revenue	88,033
Accrued expenses	17,502
Income taxes payable	94,333

Net cash provided by operating activities	1,073,467

Cash flows from investing activities:
Purchases of property and equipment	(5,147)
Capitalized software costs	(92,744)

Net cash used by investing activities	(97,891)

Cash flows from financing activities:
Borrowings on loan with shareholder	150,000
Repayments on loan with shareholder	(150,000)
Purchase of treasury stock	(730,000)
Proceeds from treasury stock issuance	430,000

Net cash used by financing activities	(300,000)

Net increase in cash equivalents	675,576

Cash and cash equivalents at beginning of year	137,373

Cash and cash equivalents at end of year	$812,949

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$234,159

Conversion of account receivable to trademark	$163,070

See accompanying notes to the financial statements.

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DILIsym Services, Inc.

Notes to Financial Statements

Notes to Financial Statements

1.	Organization and Description of Business

Business Activity

DILIsym Services, Inc. (the “Company”) was incorporated on January 29, 2014 (inception), under the laws of Delaware. The DILI-sim Initiative is a consortium of pharmaceutical and other life science companies centered around and led by the Company. The DILI-sim Initiative sponsors the development and application of DILIsym® software, a mechanistic model of drug induced liver injury (DILI). The goals of the DILI-sim Initiative include developing the DILIsym® software and advancing the knowledge of DILI for the benefit of the scientific community and the public at-large. DILIsym® will be used during drug development, to provide enhanced understanding of potential DILI hazards posed by individual molecules, and to provide deeper insight into the mechanisms responsible for observed DILI responses at various stages of the development process. The development plans for DILIsym® are shaped by the DILI-sim Initiative members at regularly held meetings. Research topics are discussed, along with desired model additions and improvements. DILI-sim engages with the Food and Drug Administration (FDA) and other academic and non-profit groups to ensure that the model includes the most recent advances related to DILI. Experiments are also undertaken at the IDSS and with collaborators as key unanswered questions related to DILI arise throughout the modeling process.

The Company spun out from the dissolution of The Hamner Institutes for Health Sciences (the “Hamner”) and began operations on July 1, 2015, although these services were provided under the Hamner since January 2011.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The Company has prepared the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents.

Concentration of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with a high credit quality financial institution.

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DILIsym Services, Inc.

Notes to Financial Statements

With respect to accounts receivable, the Company performs ongoing credit evaluations of its customers and generally does not require collateral. At December 31, 2016, two customers accounted for 64% and 35% of accounts receivables, respectively. For the year ended December 31, 2016, three customers accounted for 18%, 13%, and 11% of total revenue, respectively.

Accounts Receivable

Receivables are typically due within 30 days. Accounts outstanding for longer than the payment terms are considered past due. At each balance sheet date, the Company assesses its need for an allowance for potential losses in the collection of its receivables. The Company had no allowance for doubtful accounts as of December 31, 2016.

Property and Equipment

Property and equipment consists of computer equipment. Property and equipment are recorded at cost and depreciated using the straight-line method. Computer equipment has useful lives of three years.

Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

The carrying values of long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the recorded value cannot be recovered from the estimated undiscounted future cash flows expected to result from its use and eventual disposition. When the book value of an asset exceeds the associated undiscounted expected future cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment, there was no impairment at December 31, 2016.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development

Research and development costs are expensed as incurred and include all direct costs related to the development of the Company's technology, including salaries and related benefits of personnel, fees paid to consultants, share-based compensation and license fees. Research and development costs during the year ended December 31, 2016 were $1,426,566.

Capitalized Software Development Costs

Software development costs are capitalized in accordance with ASC 985-20, “Costs of Software to Be Sold, Leased, or Marketed”. Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale.

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DILIsym Services, Inc.

Notes to Financial Statements

The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of salaries and direct payroll-related costs and the purchase of existing software to be used in our software products.

Once a product's technological feasibility has been established, the software development costs are then capitalized until the associated product is available for general release. Once the product is available for general release to customers, these capitalized software development costs are amortized on a straight-line basis over the estimated life of the product or enhancement. For the year ended December 31, 2016, capitalized software development costs were $92,744.

Amortization of capitalized software development costs is calculated on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed one year). Amortization of software development costs amounted to $46,372 for the year ended December 31, 2016. The unamortized portion of $46,372 will be recognized over the first six months of the subsequent year. We expect future amortization expense to vary due to increases in capitalized computer software development costs.

Revenue Recognition

We recognize revenues related to software licenses and software maintenance in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standard Codification (“ASC”) 985-605, “Software - Revenue Recognition”. Software product revenue is recorded when the following conditions are met: 1) evidence of arrangement exists, 2) delivery has been made, 3) the amount is fixed, and 4) collectability is probable. Post-contract customer support ("PCS") obligations are insignificant; therefore, revenue for PCS is recognized at the same time as the licensing fee, and the costs of providing such support services are accrued and amortized over the obligation period.

The Company earns revenue from software subscriptions, post-contract customer support and professional services. The Company's deliverables typically consist of the sale of a 3-year subscription commitment (typically invoiced yearly) and 12-month service agreements. Revenues are recognized for the identified separate accounting units based on achievement of vendor specific objective evidence of fair value of the delivered element (the service agreement). Deferred revenue is recorded at the time of sale for subscriptions and service agreements and are amortized over the term of the service agreement. The Company allocates the total professional service agreement fee among each deliverable based on the relative fair value of each of the deliverables, determined based on vendor specific objective evidence of fair value.

As of December 31, 2016, the Company reported zero instances where a consortium member ended their subscription commitment early.

Share-based Compensation

Employees

Measurement and recognition of compensation expense for all share-based payment awards made to employees are based on estimated grant-date fair values. The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award, which is generally four years.

Non-employees

Share-based compensation granted to non-employees requires compensation be recorded each reporting period for changes in the fair value of the Company's stock until the measurement date. The measurement date is generally considered to be the date that options are fully vested based on the arrangement.

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DILIsym Services, Inc.

Notes to Financial Statements

The Company recorded employee share-based compensation of $720, for the year ended December 31, 2016. The Company recorded non-employee share-based compensation of $719 for the year ended December 31, 2016. These amounts are recorded in various components of operating expenses in the accompanying statement of income.

Determining the appropriate fair value model and the related assumptions requires judgment. The fair value of each option grant is estimated using a Black-Scholes option-pricing model on the date of grant for the period from January 1, 2016 to December 31, 2016:

Estimated dividend yield	0%
Expected stock price volatility range	42.6%
Weighted-average risk-free interest rate	1.15-1.42%
Expected life of options (in years)	6.25

The dividend yield rate is zero because the Company neither currently pays dividends nor intends to do so during the expected option term. The expected stock price volatility is estimated based on the actual volatility of comparable public companies over the expected term. The risk-free rate is based on the U.S. Treasury yield curve during the expected life of the option. The expected life represents the average time the options that vest are expected to be outstanding. The expected life of employee stock options is based on the mid-point between the vesting date and the contractual term and the expected term for share-based compensation granted to non-employees is the contractual life.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company follows the uncertain tax position provisions of U.S. GAAP, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. U.S. GAAP also provides guidance on de-recognition, classification, interest and penalties on income taxes.

Recently Issued Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The standard will eliminate the transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principles-based approach for determining revenue recognition. ASU 2014-09 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted for years beginning after December 15, 2016. The revenue recognition standard is required to be applied retrospectively, including any combination of practical expedients as allowed in the standard. We are evaluating the impact, if any, of the adoption of ASU 2014-09 to our financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

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DILIsym Services, Inc.

Notes to Financial Statements

In November 2015, the FASB issued ASU No 2015-17, Income Taxes (Topic 740). The amendments in ASU 2015-17 change the requirements for the classification of deferred taxes on the balance sheet. Currently, GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this ASU require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The pronouncement is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company early adopted ASU No. 2015-17 because it reduced complexity while maintaining the usefulness of the information.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in "Leases (Topic 840)" and generally requires all leases to be recognized in the balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company is currently evaluating the impact of the adoption of this standard on its financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU affects entities that issue share-based payment awards to their employees. The ASU is designed to simplify several aspects of accounting for share-based payment award transactions that include - the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows, and forfeiture rate calculations. ASU 2016-09 will become effective for the Company in the first quarter of fiscal 2019. Early adoption is permitted in any interim or annual period. The Company early adopted ASU No. 2016-09. The adoption had no material impact on the Company’s financial statements.

3.	Property and Equipment

Property and equipment consisted of the following at December 31, 2016:

Computer equipment	$9,147
Accumulated depreciation	(2,906)

Total property and equipment, net	$6,241

Depreciation expense was $2,906 for the year ended December 31, 2016.

4.	Intangible Assets

On March 9, 2016 the Company purchased from the Hamner Institute the DILI software and trademark in exchange for a December 31, 2015 outstanding accounts receivable of $163,070. This transfer of assignment includes the rights, title, and interest in the software, including its source code and object code and all databases, files, application programming interfaces, and other components of and works embodied in the trademark and software (including any audio or visual content or screen displays in the user interface), along with all operating, installation, administrator, and user manuals and training materials. The Company amortizes the software license and trademark costs over 10 years. Total amortization expense related to these intangible assets was $13,242 for the year ended December 31, 2016. Net value of the software and trademarks was $149,828 at December 31, 2016.

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DILIsym Services, Inc.

Notes to Financial Statements

The following schedule shows estimated annual amortization of trademark cost over the next five years and thereafter:

For the year ended December 31	Amount

2017	$15,890
2018	15,890
2019	15,890
2020	15,890
2021	15,890
Thereafter	70,378

Total	$149,828

5.	Stockholders' Equity

The Company is authorized to issue 1,000,000 shares of capital stock, $0.0001 par value per share, of which 1,000,000 is Common Stock. At December 31, 2016 the Company has not issued preferred stock.

Common Stock

As of December 31, 2016, 233,973 shares of common stock are available for future issuance. Of that amount, 150,000 shares are reserved for share-based compensation.

Treasury Stock

On April 12, 2016, the Company purchased 545,000 common stock shares from the Hamner for $730,000 at $1.34 per share. This purchase represented 100% of the common shares the Hamner owned of company common stock. On April 15, 2016, the Company reissued 321,027 common shares from treasury to one shareholder for $1.34 per a share, for total proceeds of $430,000.

6.	Stock Options

During 2016, the Company adopted the DILIsym Services, Inc. Equity Incentive Plan (the “Plan”). A total of 150,000 shares of common stock have been reserved for issuance under the Plan. Eligible Plan participants include employees, directors and consultants. The Board of Directors shall determine the exercise price, term and vesting provisions of all options at their grant date.

The following summarizes the stock option activity for the period at December 31, 2016:

	Available Options	Granted Options	Weighted Average Exercise Price
Shares available for grant at January 1, 2016	150,000	–	$–
Granted	(10,000)	10,000	1.34

Shares available for grant at December 31, 2016	140,000	10,000	$1.34

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DILIsym Services, Inc.

Notes to Financial Statements

The following summarizes certain information about stock options outstanding and exercisable as of December 31, 2016:

	Number of Options	Weighted Average Remaining Contractual Life (In Years)	Weighted Average Exercise Price
Outstanding	10,000	9.45	$1.34
Exercisable	2,500	9.45	$1.34

The following summarizes unvested stock option activity:

	Number of Options	Weighted Average Grant Date Value
Unvested at December 31, 2015	–	$–
Granted	10,000	1.34
Vested	(2,500)	1.34

Unvested at December 31, 2016	7,500	$1.34

As of December 31, 2016, there was $4,316 total unrecognized compensation cost related to non-vested share-based compensation arrangements that is expected to be recognized over a weighted-average period of 1.45 years.

7.	Income Taxes

Income tax expense for the year ended December 31, 2016 is summarized below:

Current:
Federal	$307,329
State	19,515

326,844

Deferred:
Federal	8,843
State	278

Income tax expense	$335,965

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DILIsym Services, Inc.

Notes to Financial Statements

The significant components of the Company’s deferred income tax balances as of December 31, 2016 are summarized below:

Deferred tax assets:
Accrued expenses	$20,476
Intangible assets	1,467

Gross deferred tax assets	21,943

Deferred tax liability:
Capitalized software	16,263
Property and equipment, net	2,189

Gross deferred tax liabilities	18,452

Net deferred tax asset	$3,491

Income taxes are provided for the tax effects of transactions reported in the financial statements. Actual income tax benefit differs from the amounts computed by applying the statutory federal income tax rate of 34%, primarily as a result of state income taxes, permanent income tax differences, and utilized credits.  As of December 31, 2016, the company has no net operating loss or credit carryforwards available to offset future tax expense.

Deferred income taxes are provided for estimated tax effects of differences between the financial statement carrying amounts and the tax bases of recognized assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not some portion or all of the deferred tax assets will not be realized.

The Company's policy is to include interest and penalties related to unrecognized tax benefits in income tax expense.  As of December 31, 2016, the Company had no unrecognized tax benefits and accordingly, no accrued interest and penalties.

8.	Commitments and Contingencies

Commitments

At December 31, 2016, the Company subleased on a month-to-month basis their current space in North Carolina. Rent expense for the year ended December 31, 2016 was $15,047 and recorded in general and administrative expenses in the accompanying statement of income.

On April 8, 2016, the Company signed a short term loan agreement with a shareholder for $150,000 at 5% annual interest rate. These funds were used as working capital to re-purchase the common stock from the Hamner Institute. The loan was fully paid, with interest expense of $721 on May 11, 2016.

Contingencies

The Company is potentially subject to various legal matters in the ordinary course of business. As of the date of these financial statements, management is unaware of any outstanding legal matters that would have a material adverse effect on the financial condition or results of operations of the Company.

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DILIsym Services, Inc.

Notes to Financial Statements

Under each software license agreement, the Company agrees to indemnify and hold the licensee harmless from any claim that the software or its open source software components infringes against the intellectual property rights of any third party. Any successful claims could have a material adverse effect on the Company’s financial condition, results of operations and future prospects.

9.	Employee Benefit Plan

Effective July 1, 2015, the Company adopted a 401(k) plan (the “Benefit Plan”) covering all qualified employees. Participants may elect a salary reduction up to the maximum percentage allowable, not to exceed the limits established by the Internal Revenue Service. The Benefit Plan permits the Company to make discretionary matching contributions. The Company matched up to 4.5% of the participants' contributions. For the year ended December 31, 2016, Benefit Plan related expenses were $45,162.

10.	Subsequent Events

The Company signed a letter of intent to be acquired by a third party (the “Purchaser”) on October 20, 2016. The acquisition is expected to be completed by June 1, 2017. The letter of intent requires the Company to reimburse the Purchaser for its reasonable out-of-pocket expenses incurred by Purchaser or on its behalf in connection with the proposed acquisition, including but not limited to attorney’s fees and accountant’s fees, if the Company breaches specified terms included in the agreement.

The Company has evaluated subsequent events through April 26, 2017, the date the financial statements were available to be issued. No other significant subsequent events have occurred requiring adjustments to the financial statements or disclosures.

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